Exhibit

NATIONAL WIRELESS HOLDINGS INC.
Computations of Earnings Per Share

                                                          Year Ended        Year Ended   Year Ended
                                                          October 31,       October 31,  October 31,
                                                             1996              1995         1994
                                                          ------------    ------------   ------------
Net loss                                                  $ 1,016,824     $   640,081    $   450,644
                                                          ------------    ------------   ------------

Weighted average common shares outstanding:
   Primary:
      Shares of Common Stock outstanding                    3,253,000       3,222,863      2,407,794
      Dilutive effect of Convertible Preferred Stock
      Dilutive effect of stock options
                                                          ------------    ------------   ------------
                                                            3,253,000       3,222,863      2,407,794
                                                          ------------    ------------   ------------

   Fully diluted:
      Shares of Common Stock outstanding                    3,253,000       3,222,863      2,407,794
      Dilutive effect of Convertible Preferred Stock
      Dilutive effect of stock options
                                                          ------------    ------------   ------------
                                                          $ 3,253,000     $ 3,222,863    $ 2,407,794
                                                          ============    ============   ============

Loss per share - primary                                  $   0.31        $   0.20       $   0.19
Loss per share - fully diluted                            $   0.31        $   0.20       $   0.19

Net Loss Per Share Data:

Net loss per share is computed on the basis of the loss for the period divided by the weighted average number of common shares and common share equivalents outstanding during the period.